Exhibit 99.2

THIS OPTION AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 UNDER THE ACT.

NET ELEMENT, INC.

AMENDED AND RESTATED OPTION TO PURCHASE SHARES OF RESTRICTED COMMON STOCK

September 11, 2015

Void After September 11, 2020

This Certifies That, for value received, _________________ (the “Investor”), with its principal office located across from such party’s name on the first page of the Purchase Agreement (as defined below) or its assigns (the “Holder”), is entitled to subscribe for and purchase from Net Element, Inc., a Delaware corporation (the “Company”), with its principal office at 3363 NE 163 Street, Suite 705, North Miami Beach, FL 33160, those Exercise Shares (as defined below) at the Exercise Price (as defined below).

This option to purchase shares of restricted common stock of the Company is issued as part of a series of similar options (collectively, the “Options”) issued pursuant to the terms of that certain Letter Agreement, dated as of September 11, 2015, by and among the Company, the Investor and certain other parties thereto (the “Purchase Agreement”). Pursuant to the Purchase Agreement, the Company is concurrently selling and issuing to Investor certain shares of the Company’s common stock and this option to purchase shares of restricted common stock of the Company (this “Option”).

1. Definitions. As used herein, the following terms shall have the following respective meanings:

(a) “Exercise Period” shall mean the period commencing on the date hereof and ending on September 11, 2020.

(b) “Exercise Price” shall mean 110% of the closing trading price per one (1) share of the Company’s common stock (“Common Stock”) reported on The NASDAQ Capital Market on the date hereof, subject to adjustment pursuant to Section 5 below.

(c) “Exercise Shares” shall mean _____________ shares of the Common Stock (which shall be equal to the number of shares set forth opposite Investor’s name on Exhibit A to the Purchase Agreement under the column “Number of Restricted Options”).

2. Exercise of Option. The rights represented by this Option may be exercised in whole or in part at any time during the Exercise Period, by delivery of the following to the Company at its address set forth above (or at such other address as it may designate by notice in writing to the Holder):

(a) An executed Notice of Exercise in the form attached hereto;

(b) Payment of the Exercise Price either (i) in cash or by check, or (ii) by cancellation of indebtedness; and

(c) This Option.

1.

Upon the exercise of the rights represented by this Option, a certificate or certificates for the Exercise Shares so purchased, registered in the name of the Holder or persons affiliated with the Holder, if the Holder so designates, shall be issued and delivered to the Holder within a reasonable time after the rights represented by this Option shall have been so exercised. In the event that this Option is being exercised for less than all of the then-current number of Exercise Shares purchasable hereunder, the Company shall, concurrently with the issuance by the Company of the number of Exercise Shares for which this Option is then being exercised, issue a new Option of like tenor exercisable for the remaining number of Exercise Shares purchasable hereunder.

The person in whose name any certificate or certificates for Exercise Shares are to be issued upon exercise of this Option shall be deemed to have become the holder of record of such shares on the date on which this Option was surrendered and payment of the Exercise Price was made, irrespective of the date of delivery of such certificate or certificates, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

Notwithstanding anything to the contrary contained in this Option or any other documents, this Option cannot be exercised, and at no time shall the Company issue shares of Common Stock in connection with any such exercise, until and unless (i) the Company’s stockholders shall have approved the issuance of shares of common stock in connection with any such exercise or (ii) The NASDAQ has provided a waiver of Listing Rule 5635.

2.1 Net Exercise. Notwithstanding any provisions herein to the contrary, if the fair market value of one Exercise Share is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Option by payment of cash, the Holder may elect to receive shares equal to the value (as determined below) of this Option (or the portion thereof being canceled) by surrender of this Option at the principal office of the Company together with the properly endorsed Notice of Exercise in which event the Company shall issue to the Holder a number of Exercise Shares computed using the following formula:

X = Y * (A-B)

                                              A

Where	X =	the number of Exercise Shares to be issued to the Holder

Y =	the number of Exercise Shares purchasable under this Option or, if only a portion of this Option is being exercised, the portion of this Option being canceled (at the date of such calculation)

A =	the fair market value of one Exercise Share (at the date of such calculation)

B =	Exercise Price (as adjusted to the date of such calculation)

3. Covenants of the Company.

3.1 Covenants as to Exercise Shares. The Company covenants and agrees that all Exercise Shares that may be issued upon the exercise of the rights represented by this Option will, upon issuance, be validly issued and outstanding, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof. The Company further covenants and agrees that the Company will at all times during the Exercise Period, have authorized and reserved, free from preemptive rights, a sufficient number of Exercise Shares to provide for the exercise of the rights represented by this Option. If at any time during the Exercise Period the number of authorized but unissued Exercise Shares shall not be sufficient to permit exercise of this Option, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Exercise Shares to such number of shares as shall be sufficient for such purposes.

2.

4. Representations of Holder.

4.1 Acquisition of Option for Personal Account. The Holder represents and warrants that Holder is acquiring this Option and the Exercise Shares solely for Holder’s account for investment and not with a view to or for sale or distribution of said Option or Exercise Shares or any part thereof. The Holder also represents that the entire legal and beneficial interests of this Option and Exercise Shares the Holder is acquiring is being acquired for, and will be held for, Holder’s account only.

4.2 Securities Are Not Registered.

(a) The Holder understands that this Option and the Exercise Shares have not been registered under the Act on the basis of an applicable exemption from such registration. The Holder realizes that the basis for the exemption may not be present if, notwithstanding Holder’s representations, the Holder has a present intention of acquiring the securities for a fixed or determinable period in the future, selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the securities. The Holder has no such present intention.

(b) The Holder recognizes that this Option and the Exercise Shares must be held indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available. The Holder recognizes that the Company has no obligation to register this Option or the Exercise Shares of the Company, or to comply with any exemption from such registration.

(c) The Holder is aware that neither this Option nor the Exercise Shares may be sold pursuant to Rule 144 adopted under the Act unless certain conditions are met, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale following the requirements of Rule 144.

4.3 Economic Risk and Protection of Interest.

(a) The Holder has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that Holder is capable of evaluating the merits and risks of Holder’s investment in the Company and has the capacity to protect Holder’s own interests.

(b) The Holder represents that by reason of Holder’s, or of Holder’s management’s, business or financial experience, the Holder has the capacity to protect Holder’s own interests in connection with the transactions contemplated herein. Further, the Holder is aware of no publication of any advertisement in connection with the transactions contemplated herein.

4.4 Accredited Investor. The Holder represents that Holder is an “accredited investor” within the meaning of Regulation D under the Act.

4.5 Corporate Information. The Holder has had the full and complete opportunity to discuss the Company’s business, management and financial affairs with directors, officers and management of the Company and has had the full and complete opportunity to review the Company’s operations and facilities. The Holder has also had the opportunity to ask questions of and receive answers from, the Company and its management regarding the terms and conditions herein.

3.

4.6 Residence. If the Holder is an individual, then the Holder resides in the state or province identified in the address of the Holder set forth below; if the Holder is a partnership, corporation, limited liability Company or other entity, then the office or offices of the Holder in which Holder’s investment decision was made is located at the address or addresses of the Holder set forth herein.

4.7 Disposition of Option and Exercise Shares.

(a) The Holder further agrees not to make any disposition of all or any part of this Option or Exercise Shares in any event unless and until:

(i) The Company shall have received a letter secured by the Holder from the Securities and Exchange Commission stating that no action will be recommended to the Commission with respect to the proposed disposition;

(ii) There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with said registration statement; or

(iii) The Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if requested by the Company or its transfer agent, the Holder shall have furnished the Company and/or its transfer agent with an opinion of counsel for the Holder to the effect that such disposition will not require registration of such Option or Exercise Shares under the Act or any applicable state securities laws.

(b) The Holder understands and agrees that all certificates evidencing the shares to be issued to the Holder may bear the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR (B) AN OPINION OF COUNSEL, IN A REASONABLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS, OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

5. Adjustment of Exercise Price and Number of Exercise Shares. In the event of changes in the series of equity securities of the Company comprising the Exercise Shares by reason of stock dividends, splits, recapitalizations, reclassifications, combinations, conversions or exchanges of shares, separations, reorganizations, liquidations, or the like, the number and class of Exercise Shares available under this Option in the aggregate and the Exercise Price shall be correspondingly adjusted to give the Holder of this Option, on exercise for the same aggregate Exercise Price, the total number, class, and kind of shares as the Holder would have owned had this Option been exercised prior to the event and had the Holder continued to hold such shares until after the event requiring adjustment. The form of this Option need not be changed because of any adjustment in the number of Exercise Shares subject to this Option.

6. Fractional Shares. No fractional shares shall be issued upon the exercise of this Option as a consequence of any adjustment pursuant hereto. All Exercise Shares (including fractions) issuable upon exercise of this Option may be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share. If, after aggregation, the exercise would result in the issuance of a fractional share, the Company shall, in lieu of issuance of any fractional share, pay the Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the then current fair market value of an Exercise Share by such fraction.

4.

7. Transfer of Option and Exercise Shares. Subject to applicable laws and the restriction on transfer set forth on the first page of this Option, this Option and all rights hereunder are transferable, by the Holder in person or by its duly authorized attorney, upon delivery of this Option and the form of assignment attached hereto to any transferee designated by Holder. The transferee shall sign an investment letter in form and substance satisfactory to the Company.

8. No Stockholder Rights. This Option in and of itself shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company.

9. Lost, Stolen, Mutilated or Destroyed Option. If this Option is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Option, include the surrender thereof), issue a new Option of like denomination and tenor as the Option so lost, stolen, mutilated or destroyed. Any such new Option shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Option shall be at any time enforceable by anyone.

10. Notices, etc. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed facsimile or electronic mail if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at the address listed on the signature page and to Holder at Holder’s address listed in the first paragraph hereto, or at such other address as the Company or Holder may designate by ten (10) days advance written notice to the other parties hereto.

11. Acceptance. Receipt of this Option by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

12. Governing Law. This Option and all rights, obligations and liabilities hereunder shall be governed by and construed under the laws of the State of Delaware in all respects as such laws are applied to agreements among Delaware residents entered into and performed entirely within Delaware. THE COMPANY AND THE HOLDER HEREBY WAIVE THEIR RIGHT TO A TRIAL BY JURY WITH RESPECT TO DISPUTES ARISING UNDER THIS OPTION AND CONSENT TO A BENCH TRIAL WITH THE APPROPRIATE JUDGE ACTING AS THE FINDER OF FACT.

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5.

In Witness Whereof, the Company has caused this Option to Purchase Common Stock to be executed by its duly authorized officer as of the date first set forth above.

Net Element, Inc.

By:
Name:
Title:

NOTICE OF EXERCISE

TO: Net Element, Inc.

(1) ☐ The undersigned hereby elects to purchase ________ shares of the Common Stock of Net Element, Inc. (the “Company”) pursuant to the terms of the attached Option, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

☐ The undersigned hereby elects to purchase ________ shares of the Common Stock of Net Element, Inc. (the “Company”) pursuant to the terms of the net exercise provisions set forth in Section 2.1 of the attached Option, and shall tender payment of all applicable transfer taxes, if any.

(2) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

(3) The undersigned represents that (i) the aforesaid shares of Common Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares; (ii) the undersigned is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision regarding its investment in the Company; (iii) the undersigned is experienced in making investments of this type and has such knowledge and background in financial and business matters that the undersigned is capable of evaluating the merits and risks of this investment and protecting the undersigned’s own interests; (iv) the undersigned understands that the shares of Common Stock issuable upon exercise of the Option have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of a specific exemption from the registration provisions of the Securities Act, which exemption depends upon, among other things, the bona fide nature of the investment intent as expressed herein, and, because such securities have not been registered under the Securities Act, they must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available; (v) the undersigned is aware that the aforesaid shares of Common Stock may not be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions set forth in Rule 144 are met; (vi) the undersigned is an “accredited investor” within the meaning of Regulation D under the Securities Act; and (vii) the undersigned agrees not to make any disposition of all or any part of the aforesaid shares of Common Stock unless and until there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said registration statement, or the undersigned has provided the Company and its transfer agent with an opinion of counsel stating that such registration is not required.

(Date)	(Signature)

(Print name)

ASSIGNMENT FORM

(To assign the foregoing Option, execute this form and supply required information. Do not use this form to purchase shares.)

For Value Received, the foregoing Option and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)

Address:
(Please Print)

Dated: __________, 20__

Holder’s
Signature:

Holder’s
Address:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Option, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Option.